UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 31, 2013

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, New York

(Address of Principal Executive Offices)

10104

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Definitive Material Agreement.

The information presented under Item 5.02 below is incorporated by reference into this Item 1.01.

Item 2.05                                           Costs Associated With Exit or Disposal Activities.

On May 31, 2013, the Board of Directors (the “Board”) of Gleacher & Company, Inc. (the “Company”) approved a plan to discontinue its investment banking operations.  The principal reason for this decision was the limited ongoing revenue prospects of these operations in light of the Company’s current state.  This plan is effective immediately.  Exiting the investment banking business will impact approximately 20 employees in those operations.  The Company expects that the total amount incurred in connection with exiting its investment banking operations will be approximately $5.0 million to $6.0 million.  Of the total charge, the Company estimates that approximately $1.7  million to $2.7  million will result in future cash expenditures.  The major types of costs associated with the plan, and an estimate of each, are as follows:

•                  approximately $1.5  million to $2.0  million related to severance and other compensation costs; and

•                  approximately $3.5 million to $4.0 million in costs associated with third-party vendor contracts and other costs (including a non-cash charge of approximately $3.0 million related to the Gleacher trade name intangible asset).

With the discontinuation of the Company’s investment banking operations, the Company will have no meaningful operations generating current income (aside from financial investments).  The Company is investigating several strategic alternatives in order to preserve and maximize stockholder value.  These include:

•                  continuing the wind-down of the Company’s remaining operations and making a distribution of the proceeds to stockholders;

•                  continuing to pursue a strategic alternative with a third party, such as a merger or sale of the Company; and

•                  reinvesting the Company’s liquid assets in favorable opportunities.

In light of these circumstances, the Company is exploring various options with respect to all of its leased real estate (including its headquarters and other office locations) and estimates a lease restructuring charge to range between $15.0 million to $20.0 million.  Actual costs incurred would depend in large part on the manner, terms and timing of any such exit, which the Company cannot predict at this time.  The Company also anticipates recording a non-cash impairment charge of $3.3 million to $3.8 million on substantially all of its remaining fixed assets.

Item 2.06.  Material Impairments.

The information presented under Item 2.05 above is incorporated by reference into this Item 2.06.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2013, the Board appointed Christopher J. Kearns of Capstone Advisory Group, LLC (“Capstone”) as the Company’s Chief Restructuring Officer and Chief Executive Officer.  In this capacity, Mr. Kearns will serve as the Company’s principal executive officer.  Mr. Kearns, age 56, has been an Executive Director and Manager of Capstone, a leading restructuring and transaction advisory firm, since 2004. Prior to co-founding Capstone, Mr. Kearns was a Senior Managing Director at the Policano & Manzo legacy practice of FTI Consulting and a predecessor firm from 1991 to 2004.  Mr. Kearns will remain employed by Capstone while serving as the Company’s Chief Restructuring Officer and Chief Executive Officer.

On May 31, 2013, the Company entered into an engagement agreement (the “Agreement) with Capstone and Mr. Kearns.  Under the terms of the Agreement, Capstone will provide a number of services to the Company, including:

•                  Evaluating and implementing, subject to the approval of the Company’s Board of Directors, the chosen course of action (by business unit where necessary) to preserve asset value and maximize recoveries to stakeholders under the circumstances;

•                  Overseeing the operations of the Company through execution of the selected appropriate course of action;

•                  Ascertaining personnel, potential funding required and key steps to effectuate the selected course of action; and

•                  Soliciting and evaluating expressions of interest in certain assets of the Company and effectuating such sales where appropriate and practical under the circumstances.

In connection with the execution of the Agreement, the Company paid Capstone a retainer of $100,000.  As compensation for Mr. Kearns’ and Capstone’s services, the Company will pay fees based upon Capstone’s customary rates in accordance with the terms of the Agreement.  The Company will also reimburse Mr. Kearns and Capstone for reasonable out-of-pocket expenses in connection with the engagement. The Company has also entered into an Indemnification Agreement with Mr. Kearns and Capstone.

This summary of the Agreement and Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreements, which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2013, and which, upon filing, will be incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On June 4, 2013, the Company issued a press release regarding the appointment of the Chief Restructuring Officer and Chief Executive Officer and the engagement of Capstone discussed above in Item 5.02 and the plan to discontinue investment banking operations discussed above in Item 2.05.  A copy of the press release is furnished herewith as Exhibit 99.1.

Special Note Regarding Forward-Looking Statements

This current report contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control.  These statements include the expectations regarding the Company’s restructuring process.  The Company’s forward-looking statements are subject to various risks and uncertainties, including uncertainties regarding the Company’s restructuring and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission.  It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

99.1               Press Release, dated June 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

	By:	/s/ Bryan Edmiston
	Name:	Bryan Edmiston
	Title:	Controller

Dated: June 6, 2013